As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2390983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of registrant’s principal executive offices)	(Zip Code)

GANNETT CO., INC. 2015 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full title of the Plan)

Barbara W. Wall

Senior Vice President and Chief Legal Officer

GANNETT CO., INC.

7950 Jones Branch Drive

McLean, Virginia 22107

(Name and address of agent for service)

(703) 854-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	7,000,000	$8.31	$58,170,000	$6,742

(1)	Represents additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Gannett Co., Inc. (the “Company”) reserved for issuance under the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate number of shares of Common Stock that may be offered or issued under the Plan by reason of stock splits, stock dividends or similar transactions.

(2)	Represents the average of the high and low prices per share of Common Stock as reported on The New York Stock Exchange on May 8, 2017.

(3)	Computed in accordance with Rule 457(h) and (c) under the Securities Act.

EXPLANATORY NOTE

The Company is filing this registration statement on Form S-8 to register an additional 7,000,000 shares of Common Stock for issuance under the Plan. The increase in the number of shares of Common Stock authorized for issuance under the Plan was approved by the Company’s stockholders at its 2017 Annual Meeting of Stockholders held on May 10, 2017. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 related to the Plan filed on June 29, 2015 (File No. 333-205321) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which the Company previously filed with the Commission, are incorporated into this registration statement by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016;

(2)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 2017;

(3)	The Company’s Current Reports on Form 8-K filed with the SEC on February 24, 2017 and May 11, 2017; and

(4)	The description of the Common Stock contained in the Company’s Registration Statement on Form 10, as amended (File No. 001-36874).

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock covered by this registration statement has been passed upon by Barbara W. Wall, the Company’s Senior Vice President and Chief Legal Officer. As of May 8, 2017, Ms. Wall beneficially owned 26,453 shares of Common Stock.

Item 8.	Exhibits.

The Company herewith files or incorporates by reference the exhibits identified below:

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 26, 2016).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3-1 to the Company's Current Report on Form 8-K, filed by the Company with the SEC on February 24, 2016).

4.3	2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 4-1 to the Company's Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015).

4.4	Amendment to 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on May 11, 2017).

5.1	Opinion of Barbara W. Wall, Chief Legal Officer.

23.1	Consent of Barbara W. Wall, Chief Legal Officer (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on May 11, 2017.

GANNETT CO., INC.

By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Dickey, Alison K. Engel and Barbara W. Wall, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 11, 2017.

Signature	Title

/s/ Robert J. Dickey	President, Chief Executive Officer and Director
Robert J. Dickey	(Principal Executive Officer)

/s/ Alison K. Engel	Senior Vice President and Chief Financial Officer
Alison Engel	(Principal Financial Officer)

/s/ Lori C. Locke	Vice President and Controller
Lori C. Locke	(Principal Accounting Officer)

/s/ John Jeffry Louis	Director, Chairman
John Jeffry Louis

/s/ John E. Cody	Director
John E. Cody

/s/ Stephen W. Coll	Director
Stephen W. Coll

/s/ Donald E. Felsinger	Director
Donald E. Felsinger

Signature	Title

/s/ Lila Ibrahim	Director
Lila Ibrahim
/s/ Lawrence S. Kramer	Director
Lawrence S. Kramer

/s/ Tony A. Prophet	Director
Tony A. Prophet

/s/ Debra A. Sandler	Director
Debra A. Sandler

/s/ Chloe R. Sladden	Director
Chloe R. Sladden

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 26, 2016).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3-1 to the Company's Current Report on Form 8-K, filed by the Company with the SEC on February 24, 2016).

4.3	2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 4-1 to the Company's Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015).

4.4	Amendment to 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on May 11, 2017).

5.1	Opinion of Barbara W. Wall, Chief Legal Officer.

23.1	Consent of Barbara W. Wall, Chief Legal Officer (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).